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                                                                   EXHIBIT 23.04




                             LEGAL COUNSEL'S CONSENT


                  I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Xcel Energy Inc., a Minnesota corporation, and to the use of my opinion, filed as Exhibit 5.01 to the Registration Statement.


                                             /s/ Gary R. Johnson
                                          ----------------------------
                                          Gary R. Johnson
                                          Vice President and General Counsel


February 7, 2002